Exhibit 99.3

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

Second Quarter 2013
Interim Condensed Consolidated Financial Statements

May 31, 2013

(Unaudited)

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, US dollars in thousands)

	At May 31, 2013	At November 30, 2012
ASSETS
Cash and cash equivalents	$214,978	$254,667
Other assets	2,885	4,203
Current assets	217,863	258,870
Deferred income taxes	15,026	15,679
Investments (note 4)	2,298	2,900
Investment in affiliates (note 5)	322,636	339,271
Mineral properties	56,651	59,100
Other assets	9,357	9,422
Total assets	$623,831	$685,242

LIABILITIES
Accounts payable and accrued liabilities	$2,239	$5,708
Debt (note 6)	—	73,606
Derivative liabilities (note 7)	—	33,210
Other liabilities	1,078	1,000
Current liabilities	3,317	113,524
Debt (note 6)	87,955	68,106
Derivative liabilities (note 7)	277	—
Deferred income taxes	25,440	26,546
Other liabilities	150	255
Total liabilities	117,139	208,431

Commitments and contingencies (note 16)

EQUITY
Common shares	1,933,672	1,462,102
Contributed surplus	61,770	454,260
Accumulated deficit during exploration stage	(1,560,468)	(1,536,859)
Accumulated other comprehensive income	71,718	97 ,308
Total equity	506,692	476,811
Total liabilities and equity	$623,831	$685,242

The accompanying notes are an integral part of these consolidated financial statements.

These interim condensed consolidated financial statements are authorized for issue by the Board of Directors on February 11, 2014. They are signed on the Company’s behalf by:

/s/ Gregory A. Lang, Director               /s/ Anthony Walsh, Director

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, US dollars in thousands except per share amounts)

	Three months ended May 31,		Six months ended May 31,		From
	2013	2012	2013	2012	Inception

Operating expenses:
Exploration and evaluation	$—	$136	$—	$218	$237,145
General and administrative (note 9)	5,978	8,200	14,994	22,919	259,120
Equity loss of affiliates (note 5)	6,238	8,966	11,721	16,568	147,581
Care and maintenance	—	—	—	—	34,735
Reclamation and remediation	—	—	—	—	1,150
Depreciation	9	13	19	25	3,887
Write-down of assets	—	—	—	—	39,643
	12,225	17,315	26,734	39,730	723,261

Loss from operations	(12,225)	(17,315)	(26,734)	(39,730)	(723,261)

Other income (expense):
Interest income	236	179	446	260	17,279
Interest expense	(2,491)	(3,772)	(6,539)	(7,492)	(69,085)
Foreign exchange gain (loss)	974	9,590	8,812	11,023	(19,070)
Gain (loss) on derivative liabilities (note 7)	3,667	31,156	391	75,195	(565,935)
Gain on deconsolidation of Galore Creek	—	—	—	—	154,173
Gain on disposition of assets	—	—	—	—	47,467
Other	6	61	15	61	123
	2,392	37,214	3,125	79,047	(435,048)

Income (loss) before income taxes	(9,833)	19,899	(23,609)	39,317	(1,158,309)
Income tax recovery	—	1,080	—	2,954	10,620
Net income (loss) from continuing operations	(9,833)	20,979	(23,609)	42,271	(1,147,689)
Net loss from discontinued operations	—	(5,966)	—	(11,480)	(491,063)
Net income (loss)	(9,833)	15,013	(23,609)	30,791	(1,638,752)
Net loss attributable to non-controlling interest	—	—	—	—	(78,284)
Net income (loss) attributable to shareholders	$(9,833)	$15,013	$(23,609)	$30,791	$(1,560,468)

Net income (loss) attributable to shareholders:
Continuing operations	$(9,833)	$20,979	$(23,609)	$42,271	$(1,069,405)
Discontinued operations (note 11)	—	(5,966)	—	(11,480)	(491,063)
	$(9,833)	$15,013	$(23,609)	$30,791	$(1,560,468)
Income (loss) per common share (note 12)
Basic:
Continuing operations	$(0.03)	$0.08	$(0.08)	$0.16
Discontinued operations	—	(0.02)	—	(0.04)
	$(0.03)	$0.06	$(0.08)	$0.12
Diluted:
Continuing operations	$(0.03)	$0.03	$(0.08)	$0.06
Discontinued operations	—	(0.02)	—	(0.04)
	$(0.03)	$0.01	$(0.08)	$0.02

The accompanying notes are an integral part of these consolidated financial statements.

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited, US dollars in thousands)

	Three months ended May 31,		Six months ended May 31,		From
	2013	2012	2013	2012	Inception

Net income (loss)	$(9,833)	$15,013	$(23,609)	$30,791	$(1,638,752)

Other comprehensive loss:
Change in fair value of marketable securities, net of $21, $nil, $27, $nil and $(34) tax recovery (expense), respectively
Net change from periodic revaluations	(372)	(1,269)	(644)	(1,147)	(1,985)
Net amount reclassified to income	—	—	—	—	(329)
Net unrecognized loss	(372)	(1,269)	(644)	(1,147)	(2,314)
Foreign currency translation adjustments	(2,994)	(26,091)	(24,946)	(15,761)	74,032
	(3,366)	(27,360)	(25,590)	(16,908)	71,718

Comprehensive income (loss)	$(13,199)	$(12,347)	$(49,199)	$13,883	$(1,567,034)

Comprehensive income (loss) attributable to:
Shareholders	$(13,199)	$(12,347)	$(49,199)	$13,883	$(1,488,750)
Non-controlling interest	—	—	—	—	(78,284)
	$(13,199)	$(12,347)	$(49,199)	$13,883	$(1,567,034)

The accompanying notes are an integral part of these consolidated financial statements.

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, US dollars in thousands)

	Three months ended May 31,		Six months ended May 31,		From
	2013	2012	2013	2012	Inception
Operating activities:
Net income (loss)	$(9,833)	$15,013	$(23,609)	$30,791	$(1,638,752)
Items not affecting cash:
Depreciation	9	13	19	25	3,887
Deferred income taxes	—	(1,080)	—	(2,954)	(10,620)
Foreign exchange (gain) loss	(974)	(9,590)	(8,812)	(11,023)	31,300
Loss from discontinued operations	—	5,966	—	11,480	491,063
Stock-based compensation	1,440	2,524	6,982	13,263	64,081
Equity losses of affiliates	6,238	8,966	11,721	16,568	147,581
Gain on deconsolidation of Galore Creek	—	—	—	—	(154,173)
Loss (gain) on derivative liabilities	(3,667)	(31,156)	(391)	(75,195)	565,935
Write-down of assets	—	—	—	—	39,643
Withholding tax on stock based compensation	(34)	(204)	(619)	(2,960)	(5,897)
Other	947	623	4,974	4,735	13,696
Net change in operating assets and liabilities (note 13)	(338)	8,028	(2,357)	5,004	2,834
Net cash used in continuing operations	(6,212)	(897)	(12,092)	(10,266)	(449,422)
Net cash used in discontinued operations (note 11)	—	(5,183)	—	(25,619)	(219,010)

Investing activities:
Additions to property and equipment	—	(7)	—	(7)	(218,223)
Purchases of marketable securities	—	—	—	—	(273)
Acquisitions, net	—	—	—	—	(4,645)
Proceeds from sale of affiliate	—	—	—	—	26,420
Funding of affiliates (note 5)	(5,872)	(9,884)	(8,965)	(14,819)	(150,703)
Other	—	—	—	—	(4,780)
Net cash used in investing activities of continuing operations	(5,872)	(9,891)	(8,965)	(14,826)	(352,204)
Net cash used in investing activities of discontinued operations	—	(561)	—	(561)	(328,507)

Financing activities:
Proceeds from share issuance, net	—	2,100	54,359	323,584	1,217,436
Proceeds from debt issuance, net	—	—	—	—	92,200
Repayment of debt (note 6)	(72,821)	—	(72,821)	—	(76,356)
Proceeds from non-controlling interest	—	—	—	—	343,073
Net cash provided from (used in) financing activities of continuing operations	(72,821)	2,100	(18,462)	323,584	1,576,353
Net cash provided from (used in) financing activities of discontinued operations	—	(40,000)	—	(40,000)	(12,923)

Effect of exchange rate changes on cash	(44)	(182)	(170)	(82)	691
Increase (decrease) in cash and cash equivalents	(84,949)	(54,614)	(39,689)	232,230	214,978
Cash and cash equivalents at beginning of period	299,927	346,211	254,667	59,367	—
Cash and cash equivalents at end of period	$214,978	$291,597	$214,978	$291,597	$214,978

See note 17 for supplemental cash flow information.

The accompanying notes are an integral part of these consolidated financial statements.

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF EQUITY
(Unaudited, US dollars in thousands)

	Common shares		Contributed surplus	Accumulated deficit during exploration stage	Accumulated other comprehensive income	Non- controlling Interest	Total equity
	Shares	Amount
From inception December 5, 1984	—	$—	$—	$—	$—	$—	$—
Net loss from inception to November 30, 2010	—	—	—	(1,589,797)	—	(58,658)	(1,648,455)
Other comprehensive income	—	—	—	—	123,007	—	123,007
Acquisition of non-controlling interest	—	—	—	—	—	348,248	348,248
Common stock issuance	151,844	766,271	7,935	—	—	—	774,206
Warrants issued/exercised	29,682	82,275	—	—	—	—	82,275
Convertible debt issuance	18,551	19,771	—	—	—	—	19,771
Stock based compensation and related share issuances	10,774	27,367	27,007	—	—	—	54,374
Acquisitions	15,150	89,285	—	—	—	—	89,285
November 30, 2010	226,001	$984,969	$34,942	$(1,589,797)	$123,007	$289,590	$(157,289)
Net income (loss)	—	—	—	64,767	—	(19,626)	45,141
Other comprehensive income	—	—	—	—	(31,460)	—	(31,460)
Disposition of non-controlling interest	—	—	—	—	—	(269,964)	(269,964)
Warrants exercised	8,925	127,258	(24,103)	—	—	—	103,155
Conversion of foreign currency warrants	—	—	469,694	—	—	—	469,694
Stock based compensation and related share issuances	888	3,032	6,773	—	—	—	9,805
Acquisitions	4,171	43,512	—	—	—	—	43,512
November 30, 2011	239,985	$1,158,771	$487,306	$(1,525,030)	$91,547	$—	$212,594
Net loss	—	—	—	(11,829)	—	—	(11,829)
Other comprehensive income	—	—	—	—	5,761	—	5,761
Common stock issuance	35,000	317,841	—	—	—	—	317,841
Warrants exercised	3,891	54,282	(48,539)	—	—	—	5,743
Stock based compensation and related share issuances	1,051	4,095	16,186	—	—	—	20,281
Return of capital - NovaCopper	—	(72,887)	(693)	—	—	—	(73,580)
November 30, 2012	279,927	$1,462,102	$454,260	$(1,536,859)	$97,308	$—	$476,811
Net loss	—	—	—	(23,609)	—	—	(23,609)
Other comprehensive income	—	—	—	—	(25,590)	—	(25,590)
Warrants exercised	36,530	469,150	(397,052)	—	—	—	72,098
Stock based compensation and related share issuances	192	2,420	4,562	—	—	—	6,982
May 13, 2013	316,649	$1,933,672	$61,770	$(1,560,468)	$71,718	$—	$506,692

The accompanying notes are an integral part of these consolidated financial statements.

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, US dollars in thousands except per share amounts)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

These interim condensed consolidated financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States (US GAAP). Previously, the Company prepared its financial statements under International Financial Reporting Standards (IFRS) for reporting as permitted by security regulators in Canada, as well as in the United States under the status of a foreign private issuer as defined by the United States Securities and Exchange Commission (SEC). At the end of the second quarter of 2013, the Company determined that it no longer qualified as a foreign private issuer under the SEC rules. As a result, beginning December 1, 2013 the Company is required to report with the SEC on domestic forms and comply with domestic company rules in the United States. The transition to US GAAP was made retrospectively for all periods from the Company’s inception.

NOVAGOLD RESOURCES INC. and its affiliates and subsidiaries (collectively, “NOVAGOLD” or the “Company”) operates in the mining industry, focused on the exploration for and development of gold and copper mineral properties. The Company has no operations or realized revenues from its planned principal business purpose, and in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 915 “Development Stage Entities” and SEC Industry Guide 7, presents its financial information as an Exploration Stage Company.

The Company’s principal assets include a 50% interest in the Donlin Gold project in Alaska, U.S.A. and a 50% interest in the Galore Creek copper-gold-silver project in British Columbia, Canada.

The interim Condensed Consolidated Financial Statements (“interim statements”) of NOVAGOLD are unaudited. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these interim statements have been included. The results reported in these interim statements are not necessarily indicative of the results that may be reported for the entire year. These interim statements should be read in conjunction with NOVAGOLD’s Consolidated Financial Statements for the year ended November 30, 2013. The year-end balance sheet data was derived from the audited financial statements and certain information and footnote disclosures required by US GAAP have been condensed or omitted.

The functional currency for the Company’s Canadian operations is the Canadian dollar and the functional currency for the Company’s U.S. operations is the U.S. dollar. References to “$” refer to United States currency and “C$” to Canadian currency.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the Company’s interim Condensed Consolidated Financial Statements in accordance with US GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management estimates and assumptions related to: estimates of gold and copper production that are the basis for future cash flow estimates utilized in impairment calculations; environmental, reclamation and closure obligations; estimates of fair value for asset impairments (including impairments of mineral properties and investments); employee benefit liabilities; valuation allowances for deferred tax assets; reserves for contingencies and litigation; and the fair value and accounting treatment of financial instruments including marketable securities and derivative instruments. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results will differ from these amounts estimated in these financial statements.

Principles of consolidation

The Company’s interim Condensed Consolidated Financial Statements include NOVAGOLD RESOURCES INC. and its wholly owned subsidiaries, NOVAGOLD Canada Inc., Copper Canyon Resources Inc., NOVAGOLD US Holdings Inc., NOVAGOLD Resources Alaska Inc., NOVAGOLD USA Inc., and AGC Resources Inc. All inter-company transactions and balances are eliminated on consolidation.  The Company also consolidates variable interest entities when the Company is the primary beneficiary.

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, US dollars in thousands except per share amounts)

The functional currency for the Company’s Canadian operations is the Canadian dollar (“C$”) and the functional currency for the Company’s U.S. operations is the U.S. dollar.

Cash and cash equivalents

All highly liquid investments with original maturities of three months or less are considered to be cash equivalents. The Company’s cash equivalent instruments are valued based on quoted market prices in active markets classified within Level 2 of the fair value hierarchy established by FASB guidance for Fair Value Measurements. Restricted cash is excluded from cash and cash equivalents and is included in other long-term assets.

Mineral properties

Mineral property expenditures include the costs of acquiring licenses and costs associated with exploration and evaluation activity. Mineral property expenditures are expensed as incurred except for expenditures associated with the acquisition of mineral property assets through a business combination or asset acquisition.

Investment in affiliates

Investments in unconsolidated ventures that we have the ability to exercise significant influence over, but not control, are accounted for under the equity method and include the Company’s investments in the Donlin Gold project and the Galore Creek project. The Company identified Donlin Gold LLC and Galore Creek Partnership as Variable Interest Entities (VIEs) as these entities are dependent on funding from their owners. All funding, ownership, voting rights and power to exercise control is shared equally on a 50/50 basis between the owners of each VIE. Therefore, the Company has determined that it is not the primary beneficiary of either VIE. The Company’s maximum exposure to loss is its investment in Donlin Gold LLC and Galore Creek Partnership.

The equity method is a basis of accounting for investments whereby the investment is initially recorded at cost and the carrying value is adjusted thereafter to include the investor’s pro rata share of post-acquisition earnings or losses of the investee, as computed by the consolidation method. Cash funding increases the carrying value of the investment. Profit distributions received or receivable from an investee reduce the carrying value of the investment.

These investments are non-publicly traded equity investees in exploration and development projects. Therefore, the Company assesses whether there has been a potential impairment triggering event for other-than-temporary impairment by testing the underlying assets of the equity investee for recoverability and assessing whether there has been a change in the development plan or strategy for the project. If we determine underlying assets are recoverable and no other potential impairment conditions are identified, then our investment in the equity investee is carried at cost. If the other underlying assets are not recoverable, we record an impairment charge equal to the difference between the carrying amount of the investee and its fair value. We determined fair value based on the present value of future cash flows expected to be generated by the project. If reliable cash flow information is not available, we determine fair value using a market comparable approach.

Stock-based payments

The Company operates a stock option plan and a performance share unit plan, under which the entity receives services from employees as consideration for equity instruments (options or shares) of the Company. The fair value for the options and share units are recognized in earnings over the related service period. The total amount to be expensed related to options is determined by reference to the fair value of the options granted including any market performance conditions and the impact of any non-vesting conditions; and excluding the impact of any service and non-market performance vesting conditions.

Non-market vesting conditions are included in assumptions about the number of options that are expected to vest. At the end of each reporting period, the entity revises its estimates of the number of options that are expected to vest based on the non-market vesting conditions. It recognizes the impact of the revision to original estimates, if any, in profit and loss, with a corresponding adjustment to equity. The fair value of stock options is estimated at the time of grant using the Black‐Scholes option pricing model, and the fair value of the PSUs is measured at the grant date using a Monte Carlo simulation, which takes into account, as of the grant date, the fair market value of the shares, expected volatility, expected dividend yield and the risk‐free interest rate over the life of the PSU, to generate potential outcomes for stock prices which are used to estimate the probability of the PSUs vesting at the end of the performance measurement period.

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, US dollars in thousands except per share amounts)

The cash subscribed for the shares issued when the options are exercised is credited to share capital (nominal value) and share premium, net of any directly attributable transaction costs.

The Company grants directors deferred share units (DSUs), whereby each DSU entitles the directors to receive one common share of the Company when they retire from the Company. The fair value of the DSUs is measured at the date of the grant in amounts ranging from 50% to 100% of directors’ annual retainers at the election of the directors. The fair value is recognized in consolidated statement of income (loss) over the related service period.

Net income (loss) per common share

Basic and diluted income (loss) per share are presented for Net income (loss) and for Income (loss) from continuing operations. Basic income (loss) per share is computed by dividing Net income (loss) or Income (loss) from continuing operations by the weighted-average number of outstanding common shares for the period. Diluted income per share reflects the potential dilution that could occur if securities or other contracts that may require the issuance of common shares in the future were converted. Diluted income per share is computed by increasing the weighted-average number of outstanding common shares to include the additional common shares that would be outstanding after conversion and adjusting net income for changes that would result from the conversion. Only those securities or other contracts that result in a reduction in earnings per share are included in the calculation.

Recently Issued Accounting Pronouncements

Foreign Currency Matters

In March 2013, ASC guidance was issued related to Foreign Currency Matters to clarify the treatment of cumulative translation adjustments when a parent sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a business within a foreign entity. The updated guidance also resolves the diversity in practice for the treatment of business combinations achieved in stages in a foreign entity. The update is effective prospectively for the Company’s fiscal year beginning December 1, 2015. The Company does not expect the updated guidance to have an impact on the consolidated financial position, results of operations or cash flows.

Use of Estimates

The preparation of the Company’s Consolidated Financial Statements in accordance with US GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management estimates and assumptions related to: estimates of gold and copper production that are the basis for future cash flow estimates utilized in impairment calculations; environmental, reclamation and closure obligations; estimates of fair value for asset impairments (including impairments of mineral properties and investments); employee benefit liabilities; valuation allowances for deferred tax assets; reserves for contingencies and litigation; and the fair value and accounting treatment of financial instruments including marketable securities and derivative instruments. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results will differ from these amounts estimated in these financial statements.

NOTE 3 – SEGMENTED INFORMATION

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker. The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the Chief Executive Officer that makes strategic decisions. The Company has one operating segment in exploration and development of mineral properties. The Chief Executive Officer considers the business from a geographic perspective considering the performance of our business units. Segment information is provided on each of the material projects individually in Note 5.

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, US dollars in thousands except per share amounts)

NOTE 4 – INVESTMENTS

		At May 31, 2013
	Cost	Unrealized		Fair Value
	Basis	Gain	Loss	Basis

Long-term:
Marketable equity securities	$4,157	$308	$(2,649)	$1,816
Other investments, at cost	482	—	—	482
	$4,639	$308	$(2,649)	$2,298

		At November 30, 2012
	Cost	Unrealized		Fair Value
	Basis	Gain	Loss	Basis
Long-term:
Marketable equity securities	$4,067	$552	$(2,222)	$2,397
Other investments, at cost	503	—	—	503
	$4,570	$552	$(2,222)	$2,900

Marketable equity securities include available-for-sale investments in mineral exploration companies.

NOTE 5 – INVESTMENT IN AFFILIATES

	At May 31, 2013	At November 30, 2012
Donlin Gold LLC, Alaska, USA	$4,555	$4,185
Galore Creek Partnership, British Columbia, Canada	318,081	335,086
	$322,636	$339,271

Donlin Gold LLC

On December 1, 2007, together with Barrick Gold US Inc., the Company formed a limited liability company (“Donlin Gold LLC”) to advance the Donlin Gold project in Alaska. Donlin Gold LLC has a board of four directors, with two nominees selected by each company. All significant decisions related to Donlin Gold LLC require the approval of both companies. The Company has a 50% interest in Donlin Gold LLC.

Changes in the Company’s 50% investment in Donlin Gold LLC are summarized as follows:

	Six months ended May 31,
	2013	2012
Balance – beginning of period	$4,185	$2,675
Funding	6,898	9,978
Share of losses	(6,528)	(8,258)
Balance – end of period	$4,555	$4,395

The Company’s share of commitments contracted by Donlin Gold LLC at May 31, 2013 was $2,600.

The following amounts represent the Company’s 50% share of the assets and liabilities of Donlin Gold LLC.  Donlin Gold LLC has capitalized the initial contribution of the Donlin Creek property with a carrying value of $64,000. The 50% share of Donlin Gold LLC’s assets and liabilities is shown on this basis below. Therefore, the Company’s investment in Donlin Gold does not equal 50% of the net assets recorded by Donlin Gold LLC:

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, US dollars in thousands except per share amounts)

	At May 31, 2013	At November 30, 2012
Current assets: Cash, prepaid expenses and other receivables	$5,203	$4,836
Non-current assets: Property and equipment	642	732
Non-current assets: Mineral property	32,692	32,692
Current liabilities: Accounts payable and accrued liabilities	(1,290)	(1,383)
Non-current liabilities: Reclamation	(692)	(692)
Net assets	$36,555	$36,185

Galore Creek Partnership

The Galore Creek Partnership was formed in May 2007. Teck earned its 50% interest in the Galore Creek project upon completion of its funding commitment of C$373,300 in June 2011. Commencing June 2011, the partners have funded the project costs on a 50/50 basis.

Changes in the Company’s 50% investment in the Galore Creek Partnership are summarized as follows:

	Six months ended May 31,
	2013	2012
Balance – beginning of period	$335,086	$333,380
Funding	2,067	4,841
Share of losses	(5,193)	(8,310)
Foreign currency translation	(13,879)	(3,992)
Balance – end of period	$318,081	$325,919

The following amounts represent the Company’s 50% share of the assets and liabilities of the Partnership. As a result of the gain on deconsolidation, the carrying value of the Company’s 50% interest in the Partnership was higher than 50% of the book value of the Partnership. Therefore, the Company’s investment in the Partnership does not equal 50% of the net assets recorded by the Partnership:

	At May 31, 2013	At November 30, 2012
Current assets: Cash, prepaid expenses and other receivables	$930	$1,516
Non-current assets: Property and equipment	284,196	281,073
Current liabilities: Accounts payable and accrued liabilities	(697)	(1,245)
Non-current liabilities: payables and decommissioning liabilities	(8,709)	(9,087)
Net assets	$275,720	$272,257

Equity losses of affiliates
	Six months ended May 31,
	2013	2012
Donlin Gold LLC:
Mineral property expenditures	$6,420	$8,178
Depreciation	108	80
	$6,528	$8,258
Galore Creek Partnership:
Mineral property expenditures	$3,211	$3,044
Care and maintenance expense	1,050	1,925
Depreciation	932	3,341
	5,193	8,310
	$11,721	$16,568

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, US dollars in thousands except per share amounts)

NOTE 6 – DEBT
	At May 31, 2013	At November 30, 2012
Convertible notes	$18,061	$73,606
Promissory note	69,894	68,106
	87,955	141,712
Less: current portion	—	(73,606)
	$87,955	$68,106

Scheduled minimum debt repayments are $nil in the remainder of 2013, $nil in 2014, $15,829 in 2015, $nil in 2016 through 2017, and $69,894 thereafter. The carrying value of the debt approximates fair value.

Convertible notes

Holders of the convertible notes (“Notes”) have the right to require the Company to repurchase all or part of their Notes on May 1, 2013, or upon certain fundamental corporate changes, at a price equal to 100% of the principal amount of such Notes plus any accrued and unpaid interest (“Put option”). Due to the Put option, the Company did not have the unconditional right to defer settlement of the liability for more than 12 months as of December 31, 2013 and recorded the instrument, comprising the embedded derivative and the convertible notes as a current liability on the Balance Sheet.

On May 2, 2013, the Company purchased $72,821 of the principal amount of its Notes, pursuant to the Put Option on May 1, 2013. The Company allocated $58,017 to the repayment of the debt portion and $14,804 was allocated to the embedded derivative portion of the note. Following the Company’s purchases of the Notes, $22,179 of the principal amount of the Notes remain outstanding and due on May 1, 2015. The terms and other provisions of the indenture governing the Notes remain unchanged.

	Six months ended May 31,
	2013	2012
Balance – beginning of period	$73,606	$66,966
Repurchases of Notes	(58,017)	—
Accretion expense	2,472	3,182
Balance – end of period	$18,061	$70,148

The following table provides the net amounts recognized in the Consolidated Balance Sheets related to the Notes:

	At May 31, 2013	At November 30, 2012
Principal amount	$22,179	$95,000
Unamortized debt discount	(4,118)	(21,394)
	18,061	73,606
Embedded derivative	277	17,934
Net carrying amount	$18,338	$91,540

Promissory note

As part of the Donlin Gold LLC agreement, the Company agreed to reimburse Barrick for a portion of their expenditures incurred from April 1, 2006 to November 30, 2007 out of the Company’s share of future mine production cash flow. The Company has a promissory note payable to Barrick for $51,600, plus interest at a rate of US prime plus 2%, amounting to $18,294 in accrued interest since the inception of the promissory note.

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, US dollars in thousands except per share amounts)

NOTE 7 – DERIVATIVE LIABILITIES

	At May 31, 2013	At November 30, 2012
Convertible notes – Embedded derivative	$277	$17,934
Warrants – Derivative	—	15,276
	277	33,210
Less: current portion	—	(33,210)
	$277	$—

Convertible notes – Embedded derivative

The conversion price of the Notes is denominated in U.S. dollars, a currency different from the functional currency of the Company. Therefore, an embedded derivative liability is recorded at fair value and re-measured each period with the movement being recorded as a gain or loss in Net income (loss).

	Six months ended May 31,
	2013	2012
Balance – beginning of period	$17,934	$57,493
Repurchases of Notes	(14,804)	—
Loss (gain) on embedded derivative liability for the period	(2,853)	(44,910)
Balance – end of period	$277	$12,583

Warrants – Derivative

The Company’s functional currency is the Canadian dollar and it had issued and outstanding warrants with an exercise price denominated in U.S. dollars. The Company determined that such warrants with an exercise price denominated in a currency that is different from the entity’s functional currency were classified as a derivative liability based on the evaluation of the warrant’s settlement provisions, and carried at their fair value. Any changes in the fair value from period to period have been recorded as a gain or loss in the Net income (loss).

In the first quarter of 2013, all of the Company’s remaining warrants were exercised and the Company realized a loss on derivative liability of $2,461 for the period ended May 31, 2013.

	Six months ended May 31,
	2013	2012
Balance – beginning of period	$15,277	$51,963
Loss (gain) on derivative liability for the period	2,462	(30,285)
Conversion of warrants to equity	(17,739)	—
Balance – end of period	$—	$21,678

NOTE 8 – FAIR VALUE ACCOUNTING

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the significance of the inputs used in making the measurement.  The three levels of the fair value hierarchy are as follows:

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;
Level 2 — Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and
Level 3 — Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, US dollars in thousands except per share amounts)

	Fair value at May 31, 2013
	Total	Level 1	Level 2	Level 3
Assets:
Cash equivalents	$214,978	—	$214,978	—
Marketable equity securities	2,298	2,298	—	—
Liabilities:
Embedded derivative liabilities (note 6)	$277	—	—	$277

	Fair value at November 30, 2012
	Total	Level 1	Level 2	Level 3
Assets:
Cash equivalents	$254,667	—	$254,667	—
Marketable equity securities	$2,900	$2,900	—	—
Liabilities:
Derivative liabilities (note 6)	$15,276	—	—	$15,276
Embedded derivative liabilities (note 6)	$17,934	—	—	$17,934

The Company’s cash equivalents are held with two large Canadian banks, each with an S&P rating of AA-. The cash equivalents are classified as Level 2 of the fair value hierarchy as they are owed to the Company by the Canadian banks and are not traded in an active market.

The Company’s marketable equity securities are valued using quoted market prices in active markets and as such are classified within Level 1 of the fair value hierarchy. The fair value of the marketable equity securities is calculated as the quoted market price of the marketable equity security multiplied by the quantity of shares held by the Company.

The derivative and embedded derivative are valued using Black-Scholes pricing models and are considered Level 3 financial instruments in the fair value hierarchy because the valuation models have significant unobservable inputs.

NOTE 9 – GENERAL AND ADMINISTRATIVE EXPENSES

	Six months ended May 31,
	2013	2012
Salaries	$2,636	$4,576
Share based compensation (note 10)	6,982	13,263
Office expense	2,521	2,804
Professional fees	1,928	2,053
Corporate development	927	223
	$14,994	$22,919

NOTE 10 – SHARE-BASED COMPENSATION

	Six months ended May 31,
	2013	2012
Stock options	$4,858	$10,241
Performance share unit plan	2,004	1,073
Deferred share unit plan	120	84
Incentive shares	—	1,865
	$6,982	$13,263

NOTE 11 – DISCONTINUED OPERATIONS

On April 30, 2012, the Company completed a plan of arrangement under the Nova Scotia Companies Act pursuant to which it spun-out NovaCopper Inc. (“NovaCopper”), a wholly-owned subsidiary of the Company which held the Ambler assets in Alaska, to the Company’s shareholders (the “Arrangement”).  Under the Arrangement, each shareholder of the Company received one share of NovaCopper for every six shares held of the Company. The Company did not realize any gain or loss on the transfer of the Ambler assets including $40,200 of working capital and the Upper Kobuk Mineral Project.

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, US dollars in thousands except per share amounts)

On November 1, 2012, the Company completed the sale of its wholly owned subsidiary, Alaska Gold Company LLC (AGC), which owned the Rock Creek project in and around Nome, Alaska to Bering Straits Native Corporation (BSNC) for $5,965.  The Company received $1,000 cash and a $4,965 (face value) note receivable bearing 3% interest payable over five years. The Company also transferred the remaining Rock Creek closure reclamation deposit of $13,400 to BSNC, which assumed full responsibility and liability for the remainder of the Rock Creek reclamation activities as requested by the State of Alaska.

The Company has accounted for the financial results associated with the spin-out of NovaCopper and the Ambler assets and the former operations of AGC and the Rock Creek project as discontinued operations in these consolidated financial statements and has reclassified the related amounts for prior periods.

The following table illustrates the results related to Discontinued Operations for the six months ended May 31, 2012.

Revenue	$967
Operating expenses:
Cost of sales	71
Depreciation	223
Exploration and evaluation	1,425
General and administrative	2,004
Care and maintenance	4,890
Reclamation and remediation	3,834
12,447
Loss from discontinued operations	$(11,480)

Net cash used in discontinued operations:
Loss from discontinued operations	$(11,480)
Items not affecting cash:
Depreciation	223
Reclamation and remediation	3,834
Others	(836)
Net change in operating assets and liabilities	(3,831)
Increase in reclamation bond	(13,529)
$(25,619)

Net cash used in investing activities of discontinued operations:
Additions to property, plant and equipment	$(561)

Net cash used in financing activities of discontinued operations:
Funding of NovaCopper spin-out	$(40,000)

NOTE 12 – NET INCOME (LOSS) PER COMMON SHARE

Basic income (loss) per common share is computed by dividing income (loss) available to the Company’s common shareholders by the weighted average number of common shares outstanding for the period. Diluted income per common share is computed similarly to basic income per common share except that income from continuing operations is adjusted to exclude gains that would be eliminated if potentially dilutive common shares had been issued and the weighted average common shares outstanding is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive common shares had been issued.

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, US dollars in thousands except per share amounts)

	Three months ended May 31,		Six months ended May 31,
	2013	2012	2013	2012
Net income (loss):
Continuing operations	(9,833)	20,979	(23,609)	42,271
Discontinued operations	—	(5,966)	—	(11,480)
	(9,833)	15,013	(23,609)	30,791

Continuing operations	$(9,833)	$20,979	$(23,609)	$42,271
Add: Convertible note accretion	n/a	1,613	n/a	3,182
Convertible note interest	n/a	1,307	n/a	2,613
Less: Gain on derivative liability	n/a	(13,715)	n/a	(30,285)
Diluted income (loss) from continuing operations	$(9,833)	$10,184	$(23,609)	$17,781

Weighted average common shares: (thousands)
Basic	316,634	278,936	310,081	264,676
Effect of employee stock-based awards	n/a	2,467	n/a	3,299
Effect of convertible debt	n/a	4,026	n/a	4,222
Effect of warrants	n/a	24,828	n/a	27,062
Diluted	316,634	310,257	310,081	299,259

Income per common share
Basic:
Continuing operations	$(0.03)	$0.08	$(0.08)	$0.16
Discontinued operations	—	(0.02)	—	(0.04)
	$(0.03)	$0.06	$(0.08)	$0.12
Diluted:
Continuing operations	$(0.03)	$0.03	$(0.08)	$0.06
Discontinued operations	—	(0.02)	—	(0.04)
	$(0.03)	$0.01	$(0.08)	$0.02

NOTE 13 – CHANGE IN OPERATING ASSETS AND LIABILITIES

	Six months ended May 31,
	2013	2012

Decrease in receivables, deposits and prepaid amounts	$394	$9,115
Decrease in accounts payable and accrued liabilities	(2,751)	(4,111)
	$(2,357)	$5,004

NOTE 14 – ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

	At May 31, 2013	At November 30, 2012
Unrealized loss on marketable securities, net of $34 and $61 tax expense, respectively	$(2,375)	$(1,731)
Foreign currency translation adjustments	74,093	99,039
	$71,718	$97,308

NOTE 15 – RELATED PARTY TRANSACTIONS

In the first six months of 2013, the Company provided exploration and management services to Donlin Gold LLC for $145 ($102 in 2012); office rental and services to Galore Creek Partnership for $219 ($474 in 2012); and management and office administration services to NovaCopper for $179 ($251 in 2012).

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, US dollars in thousands except per share amounts)

As at May 31, 2013, the Company has current receivable of $11 (2012: $66) and a non-current receivable of $4,255 (2012: $3,989) from Galore Creek partnership.  The Company has current receivable of $100 (2012: $251) due from NovaCopper Inc.

NOTE 16 – COMMITMENTS AND CONTINGENCIES

General

The Company follows ASC guidance in determining its accruals and disclosures with respect to loss contingencies. Accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available prior to issuance of the financial statements indicates that it is probable that a liability could be incurred and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

Obligations under investments in affiliates

The Company’s share of commitments contracted at Donlin Gold LLC and the Galore Creek Partnership was $6,848 at May 31, 2013.

Obligations under operating leases

The Company leases certain assets, such as office equipment and office facilities, under operating leases expiring at various dates through 2020. Future minimum annual lease payments are $531 in the remainder of 2013, $270 in 2014, $270 in 2015, $270 in 2016, and $203 in 2017, totaling $1,209.

NOTE 17 – SUPPLEMENTAL CASH FLOW INFORMATION

	Six months ended May 31,
	2013	2012
Interest received	$293	$271
Interest paid	$2,612	$2,612